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                                                                   Exhibit 2.(n)


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 3, 2003, relating to the financial statements and financial highlights of The Japan Equity Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
December 3, 2003